Exhibit 99.1

Overseas Shipholding Group, Inc.	PRESS RELEASE

Overseas Shipholding Group Announces Leadership Transition

New York, NY – July 20, 2016 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that OSG Director Samuel H. Norton was appointed a senior vice president of the Company and president and CEO of the U.S. Flag Strategic Business Unit, effective July 17, 2016. Mr. Norton is replacing Henry Flinter, who is stepping down from his role and retiring from OSG.

“Sam has been an invaluable member of OSG’s board of directors for the last two years giving him an in-depth knowledge of our company,” said Douglas D. Wheat, OSG’s chairman. “He has the right mix of leadership skills and shipping experience that make him an ideal choice to lead our U.S. Flag business.”

“We are pleased to put in place today the leadership of our U.S. Flag business, which will ensure a seamless transition when we separate our International Flag and U.S. Flag businesses,” said Captain Ian T. Blackley, OSG’s president and CEO. “Sam is well qualified to lead our U.S. Flag business and I look forward to working with him to capitalize on our company’s strengths and opportunities as we build for the future. I would also like to thank Henry for his service to the Company and for his many contributions to the success of the U.S. Flag business. We wish him well in his future endeavors.”

“I am privileged to be offered the opportunity to lead OSG’s U.S. Flag business, which is the largest operator of tankers and ATBs in the Jones Act industry,” said Mr. Norton. “I look forward to working with the team to provide a high-quality service to our customers and to deliver value for our shareholders, initially as part of OSG, while we position the U.S. business to be an independent public company.”

Mr. Norton, who will remain on the board while serving in his new role, has been on the board since 2014. In 2006, he co-founded SeaChange Maritime, LLC, an owner and operator of container ships, and had served as chairman and CEO of that company since its inception. Mr. Norton spent the seventeen-year period ending July 2005 as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment, and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family.

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

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Overseas Shipholding Group, Inc.	PRESS RELEASE

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to securityholders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of spin-offs or certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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